EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS



As an Independent Certified Public Accountant, I consent to the incorporation by reference, in this Registration Statement on Form SB-2/A, of my report, dated March 28, 2003 covering the financial statements of ITEC ENVIRONMENTAL GROUP, INC., for the fiscal years ending December 31, 2002 and 2001 and my report for the six months ending June 30, 2003 in the Registration Statement on Form SB-2/A, Amendment No. 3.


Sincerely,

/s/ Henry Schiffer
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Henry Schiffer
CPA

Beverly Hills, California
October 21, 2003